As filed with the Securities and Exchange Commission on December 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aramark

(Exact name of registrant as specified in its charter)

Delaware	5812	20-8236097
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Aramark

1101 Market Tower

Philadelphia, Pennsylvania 19107

(215) 238-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen R. Reynolds, Esq.

Executive Vice President, General Counsel and Secretary

Aramark Tower

1101 Market Tower

Philadelphia, Pennsylvania 19107

(215) 238-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joseph H. Kaufman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Daniel J. Zubkoff, Esq. Douglas S. Horowitz, Esq. Timothy B. Howell, LLP Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 (212) 701-3000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-200694

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	5,750,000	$28.00	$161,000,000	$18,708.20

(1)	Includes shares issuable upon exercise of the underwriters’ option. See “Underwriting (Conflicts of Interest).”
(2)	In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-200694), as amended is hereby registered.
(3)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Aramark (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333- 200694), as amended, which was declared effective by the Commission on December 11, 2014.

Exhibit Number	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP (incorporated by reference to Exhibit 5.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-200694) filed with the Commission on December 3, 2014).

23.1	Consent of Independent Registered Public Accounting Firm—KPMG LLP.

23.2	Consent of Independent Auditors—Deloitte Touche Tohmatsu LLC.

23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.4	Consent of Irene Esteves (incorporated by reference to Exhibit 23.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-200694) filed with the Commission on December 3, 2014).

24.1	Power of Attorney (included on the signature page to the Registrant’s Registration on Form S-1 (File No. 333-200694) filed with the Commission on December 3, 2014 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Aramark has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 12, 2014.

ARAMARK

By:	/s/ Joseph Munnelly
Name:	Joseph Munnelly
Title:	Senior Vice President, Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on December 12, 2014.

Signature	Capacity

*	Chairman of the Board and Director
Joseph Neubauer

*	Chief Executive Officer, President and Director
Eric J. Foss

*	Executive Vice President, Chief Financial Officer
L. Frederick Sutherland	(Principal Financial Officer)

*	Senior Vice President, Controller and Chief Accounting
Joseph Munnelly	Officer (Principal Accounting Officer)

*	Director
Todd M. Abbrecht

*	Director
Lawrence T. Babbio, Jr.

*	Director
David A. Barr

*	Director
Leonard S. Coleman, Jr.

*	Director
Daniel J. Heinrich

*	Director
James E. Ksansnak

*	Director
Sanjeev Mehra

*	Director
Stephen P. Murray

*	Director
Stephen Sadove

* By:	/s/ Harold Dichter
Harold Dichter as Attorney-in-Fact